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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 13, 2001
                               (March 29, 2001)


                                  ITEQ, INC.
            (Exact name of registrant as specified in its charter)



       DELAWARE                      1-10668                41-1667001
(STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)     (IRS EMPLOYER
                                                          IDENTIFICATION NO.)


                        2727 ALLEN PARKWAY, SUITE 760
                             HOUSTON, TEXAS 77019
             (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                (713) 285-2700
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS.

     ITEQ, Inc. (the "Company") has reached an accord with its commercial bank lending syndicate under which the operating units and other assets of the Company were sold by the banks to affiliates of Houston based Tanglewood Investments Inc. The operating units include Ohmstede, GLM, Ceilcote, Reliable and the Company's Fresno Plant. Specifically, the commercial bank lending syndicate foreclosed upon and sold (a) all of the Company's equity interests in Reliable Steel, Inc., Air-Cure Dynamics, Inc., Ohmstede, Inc., ITEQ Intellectual Properties, Inc., ITEQ Storage Systems, Inc., and G.L.M. Acquisition, L.L.C., (b) a promissory note dated February 16, 2000 in the original principal amount of $1,000,000 from Graver Acquisition Company LLC to the Company and (c) any and all equipment and inventory of the Company located in the State of Texas on March 29, 2001. As a result of the foreclosure transaction, the commercial bank lending syndicate received $24 million which was applied to our outstanding debt balance of approximately $54.5 million and agreed not to sue the Company for the remaining $30.5 million of outstanding debt. In addition, through a related transaction, the Company will receive an aggregate cash infusion of $5.4 million to satisfy the parent company's existing indebtedness and ongoing business termination expenses, of which amount some $3.2 million has since been expended. As a result of these events, the Company will have no continuing operations.

     The Company has also entered into a definitive merger agreement with another Tanglewood affiliate which will result in the outstanding common stock of the Company being converted into the right to receive $.03 per share upon completion of the merger. The only material conditions to completion of the merger are the Company's shareholder approval at a meeting expected to be held later this year.

     A copy of the press release issued by the Company relating to the foregoing matters is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial Statements of Business Acquired.
               NOT APPLICABLE.

     (b)     Pro Forma Financial Information.

     As discussed in the preceding Item 2, the Company's revenue-generating activities ceased on March 29, 2001 and the Company will not have any continuing operations. Accordingly, pro forma financial information is not meaningful and is therefore not presented.



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     (c)     EXHIBITS.

                         EXHIBIT NO.          EXHIBIT
                            99.1 Press Release issued by the Company on March 29, 2001.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

          DATED this 13th day of April, 2001.

                                   ITEQ, INC.

                                   By:     /s/ Douglas R. Harrington, Jr.
                                      ---------------------------------------
                                        Douglas R. Harrington, Jr.
                                        VICE PRESIDENT AND
                                        CHIEF FINANCIAL OFFICER